UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ImmuCell Corporation

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IMMUCELL CORPORATION

Notice of Annual Meeting of Shareholders

June 8, 2004

To the Shareholders of ImmuCell Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ImmuCell Corporation (the “Company”) will be held at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine on Tuesday, June 8, 2004 at 9:00 a.m. for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	To take any other action which may properly come before the meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on Thursday, April 15, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

MICHAEL F. BRIGHAM, Secretary

April 16, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING IN PERSON.

IMMUCELL CORPORATION

56 Evergreen Drive

Portland, ME 04103

April 16, 2004

PROXY STATEMENT

2004 Annual Meeting of Shareholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the “Company”), a Delaware corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. on Tuesday, June 8, 2004 at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed proxy card are first being given or sent to shareholders on or about April 20, 2004. Shareholders who execute proxies may revoke them at any time before exercise thereof. See “OTHER MATTERS”, below.

VOTING SECURITIES OUTSTANDING

Only shareholders of record at the close of business on Thursday, April 15, 2004, the record date, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders and at any adjournment thereof. As of such date, there were 2,757,817 shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the Company’s common stock outstanding and entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person or by proxy at the meeting will be tabulated by the inspector of election approved for the meeting.

With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld from any nominee will not be counted in such nominee’s favor, although they will be counted for purposes of determining whether there is a quorum. The nominees for directors receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the six nominees receiving the largest number of votes cast will be elected.

ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)

Each of the six persons listed below has been nominated to serve as a director until the next Annual Meeting of Shareholders and until his successor is chosen and qualified. The proxies in the enclosed form, which are executed and returned, will be voted (unless otherwise directed) for the election as directors of the nominees listed below:

MICHAEL F. BRIGHAM (Age: 43, Officer Since: October 1991, Director Since: March 1999) was appointed to serve as President and Chief Executive Officer in February 2000, while maintaining the titles of Treasurer and Secretary, and was appointed to serve as a Director of the Company in March 1999. He previously had been elected Vice President of the Company in December 1998 and served as Chief Financial Officer since October 1991. He has served as Secretary since December 1995 and as Treasurer since October 1991. Prior to that, he served as Director of Finance and Administration since originally joining the Company in September 1989. Mr. Brigham serves on the Board of Directors of the Maine Biotechnology Information Bureau. Prior to joining the Company, he was employed as an audit manager for the public accounting firm of Ernst & Young. Mr. Brigham earned his Masters in Business Administration from New York University in 1989.

ANTHONY B. CASHEN (Age: 68, Director Since: 1985) is a member of the Executive, the Audit, the Compensation and Stock Option and the Nominating Committees of the Board of Directors. He is a consultant for Entreprenurial Support Services, which performs executive recruiting and general consulting. Mr. Cashen retired as a senior partner of TMP Worldwide, Inc., an executive recruitment firm, in January 2000. From 1980 to 1990, Mr. Cashen served as President of Flanagan & Webster, Inc., an executive recruitment firm, which, through acquisition, became part of TMP Worldwide, Inc. Previously, Mr. Cashen had been a partner in the investment firms of Donaldson, Lufkin and Jenrette, Inc. and A. G. Becker & Co., Inc. He is also a director of LBO Capital Corporation and the Cornell University Research Foundation.

JOSEPH H. CRABB, Ph.D. (Age: 49, Officer Since: March 1996, Director Since: March 2001) was appointed to serve as a Director of the Company in March 2001, having previously served in that capacity during the period from March 1999 until February 2000, and was elected Vice President of the Company in December 1998, while maintaining the title of Chief Scientific Officer. He has served as Chief Scientific Officer since September 1998. Prior to that, he served as Vice President of Research and Development since March 1996. Prior to that, he served as Director of Research and Development and Senior Scientist since originally joining the Company in November 1988. Dr. Crabb currently serves on advisory committees at the National Institutes of Health and is a reviewer for several peer-reviewed journals. Prior to joining the Company in 1988, Dr. Crabb earned his Ph.D. in Biochemistry from Dartmouth Medical School and completed postdoctoral studies in microbial pathogenesis at Harvard Medical School, where he also served on the faculty.

WILLIAM H. MAXWELL, M.D. (Age: 65, Director Since: 1986) is a member of the Executive, the Compensation and Stock Option and the Audit Committees of the Board of Directors. He has been President and CEO of Maxwell, Kluger, Makaretz M.D., P.A., ENT Associates since its inception in 1973, working as an otolaryngologist (head and neck surgeon). Previously, he served as President and CEO of Medical Mutual Insurance Company of Maine from 1978 to 1999.

JONATHAN E. ROTHSCHILD (Age: 50, Director Since: April 2001) is a member of the Compensation and Stock Option Committee of the Board of Directors. He has been President of Arterio, Inc., of Concord, California, a vitamin and nutrition company that does business as Ecological Formulas since 1981. He served as a director and Chief Financial Officer of Cistron Biotechnology from 1999 until it was acquired by Celltech, PLC in November 2000.

MITCHEL SAYARE, Ph.D. (Age: 56, Director Since: September 1994) is a member of the Compensation and Stock Option, the Audit and the Nominating Committees of the Board of Directors. Dr. Sayare joined ImmunoGen Inc., a biotechnology company, (“ImmunoGen”) in 1986 as President and Chief Executive Officer and is currently ImmunoGen’s Chairman, President and Chief Executive Officer. From 1982 to 1985 Dr. Sayare was Vice President of Development at Xenogen, Inc., a biotechnology company, and from 1977 to 1982 he was Assistant Professor of Biochemistry at the University of Connecticut.

There is no family relationship between any director or person nominated or chosen by the Company to become a director. If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company held four regular meetings and one special meeting during 2003. The committees of the Board of Directors are the Executive Committee, the Compensation and Stock Option Committee, the Audit Committee and the Nominating Committee. During the year ended December 31, 2003, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). Members of the Board will be elected at the first meeting of the Board following this year’s Annual Meeting to serve on the various committees until the next Annual Meeting and until their successors are elected.

In the absence of actions by the full Board of Directors, the Executive Committee may exercise, with certain limitations, all of the powers of the Board in the management of the business and affairs of the Company. Its members are Messrs. Brigham, Cashen and Maxwell. The Executive Committee held four meetings during 2003.

The Board’s Compensation and Stock Option Committee reviews and recommends salary, bonus and other benefits for executive officers of the Company and reviews and recommends new executive officer compensation or benefit plans or policies to the Board and is responsible for administering the Company’s 1989 Stock Option and Incentive Plan, the 2000 Stock Option and Incentive Plan and the 2000 Stock Option Plan for Outside Directors. Its members are Messrs. Cashen, Maxwell, Rothschild and Sayare, all of whom are independent directors as defined in the listing standards of the Nasdaq Stock Market. Mr. Cashen serves as chairman of the Committee. The Compensation and Stock Option Committee held one meeting during 2003.

The Board’s Audit Committee engages the Company’s independent auditors, consults with such auditors with regard to audit plans, reviews the annual reports of the independent auditors, oversees the adequacy of the Company’s internal operating procedures and controls, meets with management and the auditors to review quarterly financial results, authorizes the public release of press releases covering financial results and oversees compliance with legal, ethical and regulatory matters. Its members are Messrs. Cashen, Maxwell and Sayare. Dr. Sayare serves as chairman of the Committee. The Company’s Board of Directors has determined that Dr. Sayare is qualified to serve as an audit committee financial expert, as defined in the applicable regulations of the Securities and Exchange Commission. All members of the Audit Committee are independent, as defined in the Nasdaq Stock Market listing standards. The Audit Committee held eight meetings during 2003. The Audit Committee Report can be found on page 5 of this Proxy Statement, and the “Charter and Powers of the Audit Committee” can be found in Appendix A to this Proxy Statement.

The Board’s Nominating Committee recommends to the full Board the number of directors to serve on the Board, the criteria for Board membership and nominees for election to the Board. The Nominating Committee considers the integrity and relevant business experience of any nominee to serve on the Board of Directors, and there are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. All nominees approved by the Nominating Committee for inclusion on this year’s proxy card were recommended by the non-management directors serving on the Nominating Committee. The Nominating Committee’s members are Mr. Cashen and Dr. Sayare. Dr. Sayare serves as chairman of the Committee. The Nominating Committee met once during 2003. The Nominating Committee will consider nominees for director recommended by shareholders as part of the Nominating Committee’s periodic review of the size and composition of the Board. Such recommendations may be sent to the Nominating Committee through the Secretary of the Company. Under the Company’s By-laws, shareholders intending to formally nominate a person for election as a director at the Annual Meeting itself, as distinguished from recommending a candidate to the Nominating Committee, must notify the Secretary of the Company in writing of this intent not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. If the date of the Annual Meeting is changed by more than 30 days from such anniversary date, the notice by the shareholder must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such notice must comply with the provisions set forth in the By-laws. A copy of the relevant provisions of the By-laws will be sent to any shareholder who requests it in writing. Such requests should be addressed to the Secretary of the Company. By unanimous agreement in December 2003, the Board of Directors resolved that the Nominating Committee shall be comprised of independent directors, as defined in the applicable listing standards of the Nasdaq Stock Market, and that all recommendations of directors to serve on the Board of Directors that are made by the Nominating Committee shall be approved by the Board of Directors. Each member of the Nominating Committee is an independent director, as so defined. The Nominating Committee operates within the authority provided by the Company’s By-laws and resolutions adopted by the Board of Directors, but it does not have a written charter.

Officers of the Company who are also directors do not receive additional compensation for attendance at Board of Directors’ meetings or committee meetings. In accordance with the Company’s By-laws, it has always been the Company’s policy to reimburse the directors for out-of-pocket expenses, and effective July 1990, the Company adopted a policy to pay a per meeting fee of $750 to each non-employee director for his attendance and service at each regularly scheduled Board of Directors’ meeting. Effective June 1994, the Company increased this fee to $1,000 per regularly scheduled quarterly meeting. Effective June 2000, the Company also began paying an annual retainer fee of $2,000 (paid in advance in two semi-annual installments of $1,000 each) to compensate for time spent by directors on Company business outside of the regularly scheduled quarterly meeting dates. Beginning in 2002, the Board began to regularly meet two times per year in-person and two times per year by teleconference. At times when a director attends a part but not all of a meeting, the compensation is reduced proportionately. The meeting fee for in-person meetings is reduced by 50% for full participation by teleconference and is reduced by 75% for partial participation by teleconference. Occasionally, special meetings of the Board of Directors are called in addition to the regularly scheduled quarterly meetings, and generally no additional fee is paid to directors in connection with service at such special meetings. Messrs. Cashen, Maxwell and Sayare each received $6,000, and Mr. Rothschild received $5,000 during 2003 for their attendance and services at regular meetings of the Board of Directors and for the annual retainer fee.

In June 2000, the shareholders approved the 2000 Stock Option Plan for Outside Directors (the “2000 Plan”) pursuant to the provisions of the Internal Revenue Code of 1986. Under the 2000 Plan, each of the five, then-serving outside directors of the Company was automatically granted a non-qualified stock option to purchase 15,000 shares of common stock at its fair market value on the date the 2000 Plan was approved by the shareholders. Three of these outside directors are serving the Company currently. Directors who are newly elected to the Board subsequent to June 2000 receive an automatic grant of an option to purchase 15,000 shares, at the fair market value on the date when such directors are first elected to the Board by the shareholders. One such grant that was made in 2001 is currently outstanding. In each case, one-third of the options subject to the grant vest on the date that the director is first re-elected to the Board by the shareholders; an additional 5,000 options vest on the second date that the director is re-elected to the Board by the shareholders; and the remaining 5,000 options vest on the third date that the director is re-elected to the Board by the shareholders. There are 120,000 shares of common stock reserved for issuance under the 2000 Plan. All options granted under the 2000 Plan expire no later than five years from the date of grant. The 2000 Plan expires in June 2005, after which date no further options may be granted under the 2000 Plan; however, any outstanding options under the 2000 Plan may be exercised in accordance with their terms.

The last sales price of the Company’s common stock on April 8, 2004 as reported by The Nasdaq SmallCap Market was $4.60.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with applicable laws and regulations. The Audit Committee meets with the outside auditors before each quarterly press release of financial results and before the filing of the Company’s Annual Report on Form 10-K. Each of the Audit Committee members satisfies the definition of independent director as defined in the Nasdaq Stock Market listing standards. The Board adopted its first written charter for the Audit Committee on February 17, 2000, which was attached to the Proxy Statement for the 2001 Annual Meeting of Shareholders as Exhibit A. The Board adopted a revised “Charter and Powers of the Audit Committee” on January 12, 2004, which is attached to this Proxy Statement as Appendix A. The Company has a January 1 to December 31 fiscal year. The Audit Committee met eight times during the 2003 fiscal year.

The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with Baker Newman & Noyes, LLC, the Company’s independent auditors during the 2003 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

The Audit Committee received from Baker Newman & Noyes, LLC the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and be filed with the Securities and Exchange Commission.

The Board of Directors of the Company engaged PricewaterhouseCoopers LLP as the principal accountants to audit the Company’s financial statements for each of the fiscal years from 1993 through 2002. The Board of Directors of the Company decided to change the Company’s independent accountants effective April 1, 2003. On that date, the Board dismissed PricewaterhouseCoopers LLP and engaged Baker Newman & Noyes LLC as principal accountants to audit the Company’s financial statements. In each case, the decision was recommended by the Audit Committee of the Board of Directors and then approved by the Board.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

Anthony B. Cashen

William H. Maxwell, M.D.

Mitchel Sayare, Ph.D., Chairman

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Set forth below is a summary of the fees incurred for services rendered by the Company’s principal accounting firm, which was PricewaterhouseCoopers LLP for the year ended December 31, 2002 and Baker Newman & Noyes, LLC for the year ended December 31, 2003.

	2002	2003
Audit Fees	$46,618	$36,500
Audit-Related Fees (1)	—	4,500
Tax Fees (2)	4,275	7,430
All Other Fees (3)	12,500	4,250

Total	$63,393	$52,680

(1)	This fee represents an estimated billing by PricewaterhouseCoopers LLP for its review of the Form 10-K for the year ended December 31, 2003 and the re-issuance of its report for the two years ended December 31, 2002.
(2)	The tax fees for the 2003 tax returns represent the agreed upon contract amount, but the work has not yet been completed.
(3)	In 2002, these fees were incurred by PricewaterhouseCoopers LLP for the review of accounting issues pertaining to the termination of a product license and the filing of the related Current Report on Form 8-K. In 2003, $4,000 of these fees were incurred by PricewaterhouseCoopers LLP in connection with the change of auditors and the filing of the related Current Report on Form 8-K, and $250 of these fees were associated with the auditor’s attendance at the Annual Meeting of Shareholders.

Pre-Approval Policy

In accordance with the procedures set forth in its charter, a copy of which is attached hereto as Appendix A, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditors. Such approval may be accomplished by approving the terms of the engagement prior to the engagement of the independent auditors with respect to such services or by establishing detailed pre-approval policies and procedures to govern such engagement.

EXECUTIVE OFFICERS

The Company’s executive officers, who both hold office until the first meeting of the Board of Directors following the next Annual Meeting of Shareholders of the Company and until his successor is chosen and qualified, are as follows:

MICHAEL F. BRIGHAM Information concerning the background and experience of Mr. Brigham and the period during which he has served in his current capacity is set forth above under the caption “ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)”.

JOSEPH H. CRABB, Ph.D. Information concerning the background and experience of Dr. Crabb and the period during which he has served in his current capacity is set for above under the caption “ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)”.

There is no family relationship between any executive officer or person nominated or chosen by the Company to become an executive officer.

EXECUTIVE COMPENSATION

The following table contains information as to the total compensation paid by the Company for services rendered during each of the three fiscal years ended December 31, 2003, 2002 and 2001 by each executive officer of the Company that earned a total salary and bonus in excess of $100,000 during fiscal year 2003.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)(1)		Securities Underlying Options (#)(2)
Michael F. Brigham President, Chief Executive Officer, Treasurer and Secretary	2003 2002 2001	$ $ $	134,750 130,000 127,833	$ $ $	20,000 6,000 6,000	1,000 — 1,000

Joseph H. Crabb, Ph.D. Vice President and Chief Scientific Officer	2003 2002 2001	$ $ $	119,167 130,000 127,833	$ $ $	35,000 6,000 6,000	1,000 — 1,000

(1)	Bonus compensation is reported in this table in the year it is earned regardless of the fiscal year in which it is paid.
(2)	Reflects shares of common stock underlying options granted to the named employee.

The table below sets out information on option grants made in 2003 to the executive officers listed in the Summary Compensation Table.

Option Grants In Last Fiscal Year

	Individual Grants
Name	Number of Shares Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date
Michael F. Brigham (1)	1,000	2.9%	3.10	12/18/2013
Joseph H. Crabb, Ph.D. (1)	1,000	2.9%	3.10	12/18/2013

(1)	These options become exercisable on and after December 18, 2006.

The table below sets out information on options exercised during fiscal year 2003 and outstanding options held at December 31, 2003 by the executive officers listed in the Summary Compensation Table.

Aggregated Option Exercises in 2003 and Option Values as of December 31, 2003

	Shares Acquired on Exercise (#)	Value Realized (1)	Number of Shares Underlying Unexercised Options at December 31, 2003 (#)		Value (2) of Unexercised In-the-Money Options (3) at December 31, 2003
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael F. Brigham	6,500	$8,808	99,436	29,000	$166,662	$12,930
Joseph H. Crabb, Ph.D.	—	—	129,436	29,000	$223,387	$12,930

(1)	This value is calculated by multiplying the number of shares acquired upon exercise of the stock options by the difference between the fair market value (defined as the last sales price) of the Company’s common stock on the date of exercise, which was $2.73 per share, and the exercise price of the options.

(2)	This value is calculated by multiplying the number of shares underlying unexercised stock options by the difference between the fair market value (defined as the last sales price) of the Company’s common stock at December 31, 2003, which was $3.87 per share, and the exercise price of the options.
(3)	“In-the-Money Options” are defined as options with an exercise price that is less than the fair market value (defined as the last sales price) of the Company’s common stock at December 31, 2003, which was $3.87 per share.

The table below provides information about securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2003.

Equity Compensation Plan Information as of December 31, 2003

	(a)	(b)	(c)
Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of shares remaining available for future issuance under stock-based compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by shareholders (1)	595,872	$2.70	238,000
Equity compensation plans not approved by shareholders	0	0	0

Total	595,872	$2.70	238,000

(1)	These approved plans are the Company’s 1989 Stock Option and Incentive Plan, 2000 Stock Option and Incentive Plan, 2000 Stock Option Plan for Outside Directors and 62,200 non-qualified stock options granted to the Company’s executive officers outside of the Company’s existing stock option plans.

Employment Agreements

In April 1999, the Company entered into employment agreements with Mr. Brigham and Dr. Crabb whereby Mr. Brigham agreed to serve the Company as Vice President and Chief Financial Officer and Dr. Crabb agreed to serve as Vice President and Chief Scientific Officer. Effective February 2000, Mr. Brigham was appointed to serve as President and CEO of the Company. Under the agreements, both of these executive officers is entitled to receive a minimum annual salary retroactive to February 1999 of $95,000, subject to increases and bonus pay at the discretion of the Compensation and Stock Option Committee of the Company’s Board of Directors. This minimum annual salary was increased to $100,000, $125,000 and $130,000 effective February 1, 2000, 2001 and 2003, respectively, for both of these executive officers. After fifteen years of service to the Company, Dr. Crabb voluntarily elected to take a six week unpaid leave of absence during 2003, during which time $15,000 was deducted from his minimum annual salary. Should the employment of either of these executive officers be terminated for reasons other than voluntary resignation or termination for just cause, as defined in the agreements, the terminated officer(s) would be entitled to receive three months’ salary, as well as the associated regular employee benefits at the then prevailing levels.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and executive officers in the form approved by the shareholders at the 1989 Annual Meeting. The agreements include procedures for reimbursement by the Company of liabilities and expenses, which may be incurred in connection with service as a director or officer. The Company also expects to enter into indemnification agreements with individuals who become directors in the future, as well as such officers of the Company as the Board of Directors may from time to time determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s common stock at April 8, 2004 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each of the Company’s directors and nominees, (iii) each of the Company’s executive officers named in the Summary Compensation Table above and (iv) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Shares of the Company’s Common Stock Beneficially Owned (1)	Percent of the Company’s Common Stock Beneficially Owned
Michael F. Brigham (2)	184,712	6.5%
Anthony B. Cashen (3)	48,776	1.8%
Joseph H. Crabb, Ph.D. (4)	185,436	6.4%
William H. Maxwell, M.D. (3)	24,021	0.9%
Jonathan E. Rothschild (5)	387,460	14.0%
Mitchel Sayare, Ph.D. (3)	36,476	1.3%
Directors and executive officers as a Group (6 persons) (6)	866,881	28.5%

(1)	The persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to the information contained in the footnotes of this table. The figures in the table include shares of common stock covered by stock options which are currently or will become exercisable within 60 days of the date of this Proxy Statement.
(2)	This figure includes 99,436 shares of common stock covered by stock options which are currently exercisable.
(3)	These figures include 15,000 shares of common stock covered by stock options which are currently exercisable.
(4)	This figure includes 119,436 shares of common stock covered by stock options which are currently exercisable and 66,000 shares of common stock held jointly with Dr. Crabb’s wife.
(5)	This figure includes 10,000 shares of common stock covered by stock options which are currently exercisable, 5,000 shares of common stock covered by stock options which become exercisable within 60 days of the date of this Proxy Statement and 195,800 shares of common stock held by Arterio Inc., a corporation owned solely by Mr. Rothschild. The address of Mr. Rothschild is 111 Briney Avenue, #2509, Pompano Beach, FL 33062.
(6)	This figure includes 278,872 shares of common stock covered by stock options which are currently or will become exercisable within 60 days of the date of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company engaged in no transactions with management during 2003, the disclosure of which is required under this section of the Proxy Statement.

CODE OF BUSINESS CONDUCT AND ETHICS

In December 2003, the Board of Directors of the Company adopted a Code of Business Conduct and Ethics that applies to the Company’s chief executive officer and its controller as well as to all employees of the Company. This Code is a set of written standards that are reasonably designed to deter wrongdoing and to promote: (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission, (iii) compliance with applicable governmental laws, (iv) prompt internal reporting of violations of the Code and (v) accountability for adherence to the Code. This code has been posted on the Company’s web-site and was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Company will mail a copy of its Code of Business Conduct and Ethics to any interested party without charge, upon request. Such requests may be made by mail to the Company’s chief executive officer or its controller at ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103.

INFORMATION CONCERNING AUDITORS

The Board of Directors of the Company engaged PricewaterhouseCoopers LLP as the principal accountants to audit the Company’s financial statements for each of the fiscal years from 1993 through 2002. The Board of Directors decided to change the Company’s independent accountants effective April 1, 2003. On that date, the Board dismissed PricewaterhouseCoopers LLP and engaged Baker Newman & Noyes, LLC as principal accountants to audit the Company’s financial statements. In each case, the decision was recommended by the Audit Committee of the Board of Directors and then approved by the Board. In February 2004, the Audit Committee engaged Baker Newman & Noyes, LLC as principal accountants to audit the Company’s financial statements for the year ended December 31, 2004, in accordance with the authority of the Audit Committee set forth in the revised Charter and Powers of the Audit Committee. A representative of Baker Newman & Noyes, LLC is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

PricewaterhouseCoopers LLP’s reports on the financial statements for the two years in the period ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, in connection with its audits for the two years in the period ended December 31, 2002 and through April 1, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in their reports on the financial statements for such years.

Baker Newman & Noyes, LLC’s report on the financial statements for the year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, in connection with its audit for the most recent fiscal year, there were no disagreements with Baker Newman & Noyes, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Baker Newman & Noyes, LLC, would have caused Baker Newman & Noyes, LLC to make reference to the subject matter of the disagreements in their report on the financial statements for such year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the best of the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, the Company’s officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXPENSES AND SOLICITATION

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to shareholders of record as of the record date on or about the close of business on April 20, 2004.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Proposals of shareholders of the Company intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company at its principal place of business no later than December 17, 2004 to be included in the Company’s Proxy Statement and form of proxy relating to that meeting. Certified mail addressed to the Secretary of the Company is advised.

Under advance notice provisions in the Company’s By-laws, any shareholder who intends to nominate candidates for election as directors or present a proposal at the 2005 Annual Meeting of Shareholders, without inclusion of such proposal in the Company’s proxy materials, is also required to provide advance notice to the Company. Notice must be received by the Secretary of the Company no earlier than March 10, 2005 and no later than April 9, 2005, and meet other requirements set forth in the By-laws. A copy of the pertinent By-laws provisions is available upon request to the Secretary.

Shareholders that wish to send communications to the Board of Directors may do so by mail sent to ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103, att: Secretary. Additionally, after adjournment of the formal business matters at each year’s Annual Meeting, there is an opportunity for shareholders to communicate directly with the Board of Directors. To the extent practicable, it is the Company’s policy to have all directors attend the Annual Meeting of Shareholders. All directors did attend the 2003 Annual Meeting of Shareholders.

OTHER MATTERS

The management of the Company does not know of any matter not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any matters other than those referred to above properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

All shares represented by proxies in the form enclosed herewith will be voted at the meeting and adjournments thereof in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by shareholders of record entitled to vote there at and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A shareholder’s proxy will not be voted if the shareholder attends the meeting and elects to vote in person. Where the person solicited specifies in his proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Item 1.

By Order of the Board of Directors

MICHAEL F. BRIGHAM, Secretary

April 16, 2004

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS TOGETHER WITH A LETTER TO SHAREHOLDERS, WHICH SERVES AS THE COMPANY’S 2003 ANNUAL REPORT, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 2003 FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

INVESTOR RELATIONS

IMMUCELL CORPORATION

56 EVERGREEN DRIVE

PORTLAND, ME 04103

IMMUCELL CORPORATION

Appendix A

CHARTER AND POWERS OF THE AUDIT COMMITTEE

RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors (the “Audit Committee”) shall be:

1.	Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

2.	Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

3.	Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy relating to the financial reporting and disclosure practices of the Company;

4.	Overseeing the independent audits and reviews of the Company’s financial statements; and

5.	Meeting with management and outside auditors together and also with the outside auditors without management to review the quarterly financial results and to authorize the public release and EDGAR filing of each press release covering quarterly financial results.

FURTHER RESOLVED, that the Audit Committee shall be appointed by the Board of Directors and shall have the following membership:

1.	The Committee shall be composed of not fewer than three members of the Board of Directors;

2.	Each Member must be independent in accordance with the definition of independence contained in NASD Rule 4200 and Rule 10A-3 under the Exchange Act and must not have participated in the preparation of the financial statements of the Company or a subsidiary during the past 3 years;

3.	No Audit Committee member shall receive any payment other than payment for board or committee service, in compliance with Section 10A(m) of the Exchange Act and Rule 10A-3 thereunder;

4.	No affiliated person of the Company shall serve on the Audit Committee, consistent with Section 10A(m) of the Exchange Act and Rule 10A-3 thereunder; and

5.	All members of the Audit Committee shall be able to read and understand financial statements and at least one member shall have past employment experience in finance and accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

FURTHER RESOLVED, that the Audit Committee shall have the following specific powers and duties:

1.	Holding such regular meetings as may be necessary, and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or the principal accounting officer. While the Audit Committee may often invite Company employees to a portion of its meetings, it must always meet independently as well;

2.	Creating an Audit Committee agenda for the ensuing year;

3.	Reviewing the performance and independence of the outside auditors, including a review and evaluation of the lead partner of the outside audit firm and having sole authority to appoint, terminate and determine and pay compensation to a registered public accounting firm to act as the Company’s independent accountants, as set forth in Section 10A(m)(2) of the Exchange Act. In connection with these duties, the Committee is responsible for resolving any disputes between management and the outside auditors regarding financial reporting;

4.	Conferring with the independent accountants and the principal accounting officer concerning the scope of their examinations of the books and records of the Company; reviewing and approving the independent accountants’ annual engagement letter; reviewing and approving the Company’ s annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

5.	Ensuring receipt from the outside auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standard Board Standard 1 and otherwise ensuring the independence of the outside auditor;

6.	At least annually, discussing the outside audit firm’s internal quality-control review procedures and obtaining the audit firm’s peer review report that is performed at least once every three years and discussing the steps taken to deal with any issues raised and evaluating the qualifications and discussing any material issues raised by any inquiry or investigation by governmental or professional authorities respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues after such inquiry or investigation becomes public knowledge;

7.	Ensuring rotation of lead and reviewing audit partners in accordance with Section 10A(j) of the Exchange Act;

8.	Recommending to the Board policies for the Company’s hiring of present and former associates of the outside auditor who have participated in any capacity in the audit of the Company, in accordance with the rules of the Securities and Exchange Commission;

9.	Reviewing with management, the independent accountants and principal accounting officer significant risks and exposures, audit activities and significant audit findings;

10.	Approving in advance the range and cost of all permissible non-audit services performed by the independent accountants, as set forth in Section 10A(h) and (i) of the Exchange Act as well as authorizing the engagement of and determining the funding for independent counsel and other advisors, as set forth in Sections 10A(m)(5) and (6)(B) of the Exchange Act and ensuring that any such approved non-audit services are disclosed to the Company’s investors in the Company’s SEC filings, as required;

11.	Reviewing the Company’s audited annual financial statements and the independent accountants’ opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein and requiring the issuance of a press release to announce any going concern qualification in such opinion;

12.	Reviewing the Company’s annual report to be filed with the Securities and Exchange Commission including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Significant Accounting Policies” and reviewing and considering with the outside auditors the matters required to be discussed by the Statement of Auditing Standards (SAS) No. 61;

13.	Reviewing the Company’s interim financial statements to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Significant Accounting Policies” and reviewing and considering with the outside auditors the matters required to be discussed by the Statement of Auditing Standards (SAS) No. 61;

14.	Preparing the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement;

15.	Reviewing the adequacy of the Company’s systems of internal control, including procedures related to executive travel and entertainment, including use of Company-owned cars;

16.	Obtaining from the independent accountants and the principal accounting officer their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and reviewing the correction of controls deemed to be deficient;

17.	Providing an independent, direct communication between the Board of Directors, the principal accounting officer and independent accountants;

18.	Reviewing with the outside auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter;

19.	Requiring that the Company have and publicly disclose a Code of Business Conduct and Ethics that includes those elements necessary to meet the requirements defined in SEC Regulation S-K, Item 406 and reviewing with appropriate Company personnel the actions taken to ensure compliance with such Code and the results of violations of such Code;

20.	Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

21.	Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

22.	Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

23.	Maintaining minutes or other records of meetings and activities of the Audit Committee;

24.	Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

25.	Reviewing and reassessing annually the adequacy of this Charter and recommending any proposed changes to the Board for approval;

26.	Conducting or authorizing investigations into any matters within the Audit Committee’ s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation and shall be provided with a budget to do so. The Committee shall also be provided with appropriate funding, as determined by the Committee, to pay compensation to the outside auditor and ordinary administrative expenses that are necessary or appropriate in carrying out its duties;

27.	Ensuring that shareholder approval is obtained for the adoption of all stock option plans and for any material modifications of such plans;

28.	Reviewing and approving any and all related-party transactions, as defined in Regulation S-K, Item 404. Prior to approval, the Committee shall consider whether such transaction would be in the best interests of the Company. If approved, the Committee should review the public disclosure of such transaction prior to such disclosure;

29.	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and ensuring that such complaints are treated confidentially and anonymously in accordance with the Company’s Whistle-blower’s Policy, as required by Section 10A(m)(4) of the Exchange Act;

30.	Ensuring that public disclosure of material information is done so in a manner that is compliant with SEC Regulation FD; and

31.	Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

IMMUCELL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON JUNE 8, 2004

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder(s) of ImmuCell Corporation (the “Company”), do(es) hereby appoint Messrs. Michael F. Brigham and Joseph H. Crabb true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, par value $.10 per share, of the Company outstanding in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine on Tuesday, June 8, 2004 at 9:00 a.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 16, 2004, the Proxy Statement accompanying the Notice, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Said proxies are directed to vote as indicated on the following proposals:

1.	ELECTION OF DIRECTORS:

Nominees:	MICHAEL F. BRIGHAM, ANTHONY B. CASHEN, JOSEPH H. CRABB, WILLIAM H. MAXWELL, JONATHAN E. ROTHSCHILD AND MITCHEL SAYARE

FOR all nominees listed above ☐

WITHHOLD AUTHORITY to vote for all nominees listed above ☐

FOR all nominees listed above except that authority is withheld to vote for any nominee whose name is written on the line immediately below:

2.    OTHER MATTERS:

To vote with discretionary authority upon any other matters which may properly come before the meeting or any adjournment thereof.

Each shareholder should specify by a mark in the appropriate box above how he wishes his shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 ABOVE.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE REPLY ENVELOPE.

PLEASE CHECK HERE IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN PERSON. ☐

Dated:                             ,2004

Signature(s) of Stockholder(s)

Note: Signature(s) should agree with the name(s) on the stock certificates. Executors, administrators, trustees, guardians, etc. should so indicate when signing.